EXHIBIT 99.1

                             GRANT PARK FUTURES FUND

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                    11/11/05

                         WEEKLY ROR               MTD ROR                YTD ROR
CLASS A UNITS             -0.13%                   2.96%                 -3.27%
CLASS B UNITS             -0.14%                   2.94%                 -4.04%

* Subject to independent verification

              WEEKLY COMMENTARY FOR THE WEEK ENDED NOVEMBER 11, 2005

The Grant Park Futures Fund reported small losses during a virtually flat trading week. Positions in the interest rate sector were responsible for the majority of losses, while gains came mostly from positions in the metal and stock index sectors.

Short positions in the interest rate sector sustained losses, as prices for U.S. Treasury instruments were higher for the week. The bullish news for fixed income, according to analysts, was strong foreign demand for U.S. Ten-year notes at the latest quarterly auction. Commentators noted that while sales of Three- and Five-year notes were sluggish earlier in the week, demand for the Ten-year was heaviest amongst large investment houses and foreign accounts. Investors interpreted the results to mean that foreign demand for U.S. assets remains strong. Short positions in the Ten-year note and U.S. Thirty-year bond contracts experienced losses as both of those markets settled higher for the week. Losses also came from short positions in the Five-year note and Eurodollar contract, as analysts commented that a drop in oil prices (non-inflationary) also helped boost prices for fixed income instruments. Prices for foreign debt instruments were also higher, resulting in losses to short positions. The Australian Ten- and Three-year bond contracts, as well as the Japanese Government Bond, settled at higher levels for the week.

Long positions in the Tokyo Nikkei led to gains in the stock index sector as the Japanese economy reported its fourth straight positive quarter. Japanese Gross Domestic Product (GDP) grew by 1.7% for the third-quarter of 2005, beating economists' estimates of 1.2% growth. The data sent the Nikkei to four-year highs as investors became optimistic that the four consecutive positive quarterly GDP numbers will signal an end to the deflationary economic climate that has existed there for almost eight years. Gains also came from positions on the domestic front as investors pushed the S&P Composite Index higher for the week. Strong foreign demand for the U.S. Ten-year note pointed to global confidence in the U.S. economy, boosting confidence in U.S. indices. The NASDAQ-100 also closed higher for the week, resulting in additional gains. Profits also came from long positions in the German DAX and EURO STOXX 50 indices.

Lastly, long positions in the metal sector reported profits. December gold added $11.50 for the week to close at $469.40 per ounce as commentators said that purchases out of Asia influenced European and American investors to push prices higher. Profits also came from long positions in the base metals as prices for zinc, copper and aluminum settled higher for the week.


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


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